UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2020

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2020, Capital Senior Living Corporation (the “Company”) announced its financial results for the second quarter ended June 30, 2020 by issuing a press release. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1.

The information being furnished under Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing. The press release contains, and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

In the press release, the Company’s management utilizes Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact as financial valuation measures and Adjusted Net Income (Loss), Adjusted Net Income (Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact as financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with the Company’s results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The Company believes that presenting Adjusted EBITDAR excluding COVID-19 impact, Adjusted Net Income/(Loss) excluding COVID-19 impact, and Adjusted CFFO excluding COVID-19 impact is useful to investors to assess certain recent impacts of the COVID-19 pandemic on the Company’s financial position, results of operations and the non-GAAP financial valuation and performance measures that the Company has historically presented to investors.

Adjusted EBITDAR is a valuation measure commonly used by the Company’s management, research analysts and investors to value companies in the senior living industry. Since Adjusted EBITDAR excludes interest expense and rent expense, it allows the Company’s management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements. The Company believes Adjusted EBITDAR excluding COVID-19 impact is a valuable measure as it normalizes the impact of COVID-19 for valuation purposes.

The Company believes that Adjusted Net Income (Loss), Adjusted Net Income (Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of the Company’s primary business. Adjusted Net Income (Loss), Adjusted Net Income (Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges investors to review on the last page of the press release the reconciliation of Net Loss to Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact and the reconciliation of Net Income (Loss) to Adjusted Net Income (Loss), Adjusted Net Income (Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

*99.1	Press Release dated August 6, 2020.

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2020	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Executive Vice President and Chief Financial Officer